EXHIBIT 10-4

                           NON-COMPETITION AGREEMENT


      AGREEMENT  made by and between ACC CORP., 400 West Avenue, Rochester, New

York 14611 and RICHARD  T.  AAB,  residing  at 29 Woodstone Rise, Pittsford, NY

14534 ("Employee").

                               R E C I T A L S:


      WHEREAS, Employee has served as the Chairman  and Chief Executive Officer of ACC Corp. (the "Company") for more than twelve years; and

      WHEREAS,  Employee  is  stepping  down  as  ACC Corp.'s  Chief  Executive

Officer, but plans to remain as its Chairman of the Board and as an employee of the Company, with the concurrence of the ACC Corp. Board of Directors; and

      WHEREAS,  the  Company  wishes  to  strengthen the  terms  of  Employee's existing Covenant Not To Compete under his current Severance Agreement dated as of  February  8, 1994, and Employee is willing  to  agree  to  such  additional restrictions in  consideration  for  the  terms  contained  hereinafter in this

Agreement; and

      WHEREAS,  the  parties  desire  to supersede the terms of their  existing

Covenant Not To Compete through their execution of this Agreement;

      NOW, THEREFORE, in consideration of the mutual promises contained herein,

and other good and valuable consideration  the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1.    DEFINITIONS.  The following terms shall have the following meanings in this Agreement:

      (a)   "ACQUIRING ENTITY" shall mean any  entity,  whether  a corporation,

partnership,  joint  venture,  etc., that, as a result of a Change In  Control,

either directly or indirectly has  effective  control  over the business plans,

direction  and  operations  of  ACC  Corp.   This term shall also  include  any

subsidiaries or related entities over which the Acquiring Entity has control.

      (b)   "CHANGE IN CONTROL" shall mean a change  in control of ACC Corp. of a  nature that would be required to be reported in response  to  Item  6(e)  of

Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of

1934  as in effect on the date of this Agreement or, if in the future Item 6(e)

is no longer  in  effect, any regulations issued by the Securities and Exchange

Commission pursuant  to the Securities Exchange Act of 1934 which serve similar purposes; provided that,  without  limitation,  a  Change  In  Control shall be deemed to have occurred if and when: (x) any "person" (as such term  is used in

Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than the  Employee,  is  or  becomes a beneficial owner, directly or indirectly,  of securities of ACC Corp. representing a majority of the combined voting power of

ACC Corp.'s then outstanding  securities  (excluding,  however, the transfer of any  shares  beneficially owned by the Employee); or (y) individuals  who  were members of the  Board  of Directors of ACC Corp. immediately prior to a meeting of the shareholders of ACC  Corp.  involving  a  contest  for  the  election of

Directors  shall  not constitute a majority of the Board of Directors following such election.

      (c)   "COMPANY"  shall  mean  ACC  Corp.  and/or  any of its subsidiaries and/or  affiliates  as  the same may exist from time to time  anywhere  in  the world, regardless of the laws under which incorporated.

      (d)   "EVENT OF TERMINATION" shall mean the termination of the Employee's employment and his status  as  the  Chairman of the Board of ACC Corp., whether due  to  a Termination For Cause, a Termination  Without  Cause,  a  Change  In

Control or a Voluntary Termination of Employment by the Employee, such that the

Employee is  no  longer  employed by the Company nor serving as its Chairman of the Board.

      (e)   "TERMINATION OF  EMPLOYEE'S  EMPLOYMENT IN THE EVENT OF A CHANGE IN

CONTROL" shall mean that if, as a condition  precedent  to,  as a result of, or within one year following, a Change In Control of ACC Corp. (i)  the Employee's

employment  with  the Company is terminated for cause or without cause  by  the

Company or the Acquiring  Entity,  or  (ii) the Employee resigns his employment with the Company or with the Acquiring Entity  upon the occurrence of either of the following events:

            (1) A reduction in Employee's total compensation as the same existed immediately prior to the Change In Control; or

            (2) Employee is no longer serving as the Chairman of the ACC Corp. Board of Directors.


      (f)   "TERMINATION FOR CAUSE" shall mean that the  Company,  in  its sole discretion,  terminates  the  Employee's  employment  for  any of the following reasons:  Employee  fails to perform his assigned duties as an  officer  and/or employee of the Company  in  a  satisfactory  manner  due to dishonesty, fraud,

gross  neglect, or use of alcohol or drugs; or any breach  the  terms  of  this

Agreement.   Employee shall not be deemed to be in breach of this Agreement nor to have been Terminated  For  Cause  unless  and  until  there  shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of a  three-fourths  majority of the entire Board of Directors at a Board  meeting duly called and held  for that purpose (after reasonable notice to Employee and an opportunity for Employee,  together with his counsel, to be heard before the

Board), finding that in the good  faith  opinion  of  the  Board,  Employee was guilty  of  conduct  set  forth  in  this  paragraph  1(f)  and  specifying the particulars thereof in reasonable detail.

      (g)   "TERMINATION  WITHOUT  CAUSE" shall mean that the Company,  in  its sole discretion, terminates the Employee's  employment  not for any reason that would  constitute a Termination For Cause, nor as a result  of  any  Change  In

Control,  nor as a result of the Employee's Voluntary Termination of Employment with the Company.

      (h)   "VOLUNTARY  TERMINATION  OF  EMPLOYMENT BY THE EMPLOYEE" shall mean that the Employee, at his volition, leaves  his employment with the Company not under a circumstance involving a Termination  Without  Cause, a Termination For

Cause, nor a Termination of Employee's Employment in the  Event  of a Change In

Control.

      2.    COVENANT  NOT  TO  COMPETE.   Employee hereby covenants and  agrees

that, while employed by the Company during  the  term of this Agreement and for three years following the occurrence of ANY Event of Termination hereunder:

      (a)   He will not, for himself or on behalf  of  any  other person, firm,

partnership  or  corporation  call  upon  any customer of the Company  for  the purpose of soliciting or providing to such  customer  any  products or services which are the same as or substantially similar to those provided  to  customers

by  the  Company.   For  purposes of this Agreement, "Customers of the Company"

shall include, but not be  limited  to, all customers contacted or solicited by the  Company  or  the  Employee  prior  to  the  occurrence  of  any  Event  of

Termination;

      (b)   Employee will not, directly or  through  another  person or entity,

for himself or on behalf of any other person, firm, partnership or corporation,

directly or indirectly, seek to persuade any director, officer,  or employee of the  Company  to  discontinue that individual's status or employment  with  the

Company; and

      (c)   Employee will not, directly or indirectly, alone or as an employee,

independent contractor  of  any  type,  partner,  officer,  director, creditor,

substantial (i.e., 5% or greater) stockholder or holder of any  option or right to  become a substantial stockholder in any entity or organization,  engage  in

Company  Business;  nor  for the same period of time shall the Employee advance credit, lend money, or give  advice,  directly  or  indirectly,  to any person,

corporation  or  business  entity  of  any  kind (other than the Company)  with respect  to  Company  Business or for the purpose  of  assisting  such  person,

corporation or business  entity  to  compete  with  the Company with respect to

Company Business; provided, however, that nothing contained  in  this paragraph shall  prevent  or  inhibit Employee from investing in corporate securities  of companies that are competitors  of  the  Company  that are traded on a national securities exchange or other recognized stock market  (subject  to a 5% ceiling

on   any   such  investment  as  referenced  in  the  first  sentence  of  this

subparagraph).   For  purposes of this Agreement, "Company Business" shall mean the business of the transport  or  resale  of local, intrastate, interstate and international TELECOMMUNICATION SERVICES in,  and only in, the following market

segments:    VOICE   SERVICES,  PACKET-SWITCHED  DATA   TRANSMISSION   SERVICES

(including frame relay  services),  TELEX  SERVICES,  TELEGRAPH  SERVICES,  and

FACSIMILE   SERVICES   in   or  between  the  geographic  areas  of  New  York,

Massachusetts, Canada, the United  Kingdom  and any other state or territory of the United States or any other country in which  the  Company  has generated $1 million  or more in gross originating traffic revenues during the  fiscal  year immediately  preceding  an  Event of Termination.  The underlined terms in this paragraph shall have the same  definition  as  that  attributed  to them by the

United   States   trade   representatives   in   the   "U.S.  Offer  and  Basic

Telecommunications Services" dated July 31, 1995, prepared  in  connection with the  GATS  negotiations,  attached  as Exhibit A hereto.  The Employee  further agrees that during the term of this covenant  not  to compete, he will not make any  offers to acquire any corporation or other entity  which  the  Company  is attempting to acquire.

      (d)   If  any  of the restrictions on competitive activities contained in this Paragraph 2 shall  for  any  reason  be  held  by  a  court  of  competent jurisdiction  to  be  excessively  broad  as  to  duration, geographical scope,

activity or subject, such restrictions shall be construed  so  as to thereafter be  limited  or  reduced  to  be  enforceable  to  the  extent compatible  with applicable  law  as  it  shall  then  exist; it being understood  that  by  the execution of this Agreement the parties  hereto  regard  such  restrictions  as reasonable and compatible with their respective rights and expectations.

      (e)   Additionally, if any conduct which would otherwise be prohibited by this  Paragraph  2  is  approved  by  ACC Corp.'s Board of Directors, then such conduct shall not constitute a breach of this Agreement.

      (f)   Nothing  contained  in  this  Agreement  or  in  a  certain  Salary

Continuation and Deferred Compensation Agreement  between  the Employee and the

Company of even date herewith shall prohibit Employee from participating, alone

or  as  an  employee,  independent  contractor,  partner,  officer,   director,

creditor,  or  substantial  (I.E.  greater  than  5%) owner (by reason of stock ownership or otherwise) in any entity whose business is the design, development and/or  market  distribution of computer systems software  and/or  applications software useful to any industry, including the telecommunications industry.

      3.    CONSIDERATION  FOR COVENANT NOT TO COMPETE.In consideration for the terms of the Covenant Not To  Compete  contained  in  this  Agreement, upon the execution  of  this  Agreement, the Company shall pay to Employee  the  sum  of

$750,000, by certified  or  cashier's check payable to the order of Employee or by wire transfer of funds in accordance with instructions given by Employee.

      4.    INJUNCTIVE RELIEF.   Because  the  Employee currently possesses and

shall acquire by reason of his continued employment  and  association  with the

Company  an  extensive  knowledge  of  the  Company's trade secrets, customers,

procedures, and other confidential information,  the  parties  hereto recognize that in the event of a breach or threat of breach by the Employee  of the terms and  provisions contained in this Agreement, compensation alone to the  Company would not be a adequate remedy for a breach of the terms and provisions hereof.

Therefore,  it is agreed that in the event of a breach or threat of a breach of any of the provisions  of  this Agreement by the Employee, the Company shall be entitled to an immediate injunction  from  any  court of competent jurisdiction restraining the Employee from committing or continuing  to  commit  a breach of such provisions without the showing or proving of actual damages.

      5.    SUPERSEDING  OF  OUTSTANDING  NON-COMPETITION AGREEMENT.  Upon  its

execution, this Agreement shall automatically supersede and terminate the terms of the current Covenant Not To Compete between  the parties hereto, dated as of

February 8, 1994, and each party hereto hereby waives  and  releases any claims it may have against the other arising under that Agreement.

      6.    GENERAL TERMS.

      (a)   NOTICES.   Any  notice  required  or desired to be given  hereunder

shall be in writing and shall be deemed to have  been  duly given (i) upon hand delivery,  or  (ii)  on  the third day following delivery to  the  U.S.  Postal

Service as certified mail,  return  receipt  requested  and postage prepaid, or

(iii)  on  the first day following delivery to a recognized  overnight  courier service,  fee  prepaid,  return  receipt  or  other  confirmation  of  delivery

requested.   Any  such  notice shall be delivered or directed to a party at its address previously set forth  in  this  Agreement or to such other address as a party may specify by notice given to the  other party hereto in accordance with the provisions of this paragraph.

      (b)   BENEFIT.  This Agreement and the  rights  and obligations contained herein  shall  be  binding upon and inure to the benefit of  the  Company,  its successors and assigns, and upon the Employee, his legal representatives, heirs and distributees.

      (c)   WAIVER.   The  waiver  of any party of a breach of any provision of

this  Agreement shall not operate as  or  be  construed  as  a  waiver  of  any subsequent breach.

      (d)   ENTIRE  AGREEMENT.   This  Agreement may not be altered, amended or

terminated except by an instrument in writing signed by the parties hereto.

      (e)   PARTIAL  INVALIDITY.  The invalidity  or  unenforceability  of  any particular provision of  this  Agreement  shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

      (f)   APPLICABLE LAW.  This Agreement  shall be construed and enforced in accordance with the laws of the State of New York  applicable to contracts made and  to  be performed wholly within New York State, without  giving  effect  to conflict of laws principles.

      (g)   HEADINGS.   The  headings  contained in this Agreement are inserted

for convenience only and do not constitute a part of this Agreement.

      (h)   COUNTERPARTS.  This Agreement  may  be  executed  in  more than one counterpart,  each  one  of  which will be deemed an original and all of  which shall constitute one and the same instrument.

      (i)   ASSIGNMENT.  The Employee  may not assign any of his rights, duties or  obligations  hereunder  without the prior  written  consent  of  ACC  Corp.

Likewise, ACC Corp. may not assign  any  of  its  rights, duties or obligations hereunder without the prior written consent of the Employee except in the event of a merger or other acquisition of ACC Corp. in which  ACC  Corp.  is  not the surviving  entity  or  the  purchase  of  all  or substantially all its assets,

provided that such merger, acquisition or purchase  is  for  a  valid  business purpose not involving this Agreement.

      (j)   REMEDIES.  All rights and remedies of the Company, whether provided for  herein  or  by  operation  of  law,  are  cumulative  and may be exercised singularly or concurrently, and the exercise of any such remedy  shall  not  be deemed  an  election  of  remedies  so as to preclude the election of any other remedy.

      (k)   JURISDICTION AND VENUE.   In  the  event that any legal proceedings

are  commenced  in  any  court with respect to any matter  arising  under  this

Agreement, the parties hereto specifically consent and agree that the courts of the State of New York and/or  the  Federal  Courts  located in the State of New

York  shall  have jurisdiction over each of the parties  hereto  and  over  the subject matter  of any such proceedings, and the venue of any such action shall be in Monroe County,  New  York  and/or the U.S. District Court for the Western

District of New York.

      IN WITNESS WHEREOF, the parties  hereto have duly executed this Agreement as of October 6, 1995.


EMPLOYEE:                     ACC CORP.


/s/ Richard T. Aab                  By:  /s/ Michael R. Daley
Richard T. Aab
                                          Title:  EVP & CFO

Note: The Registrant agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to this Agreement upon request.